Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information, each dated March 1, 2026, and each included in this Post-Effective Amendment No. 327 to the Registration Statement (Form N-1A, File No. 033-02659) of Transamerica Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 23, 2025, with respect to the financial statements and financial highlights of Transamerica Asset Allocation – Conservative Portfolio, Transamerica Asset Allocation – Growth Portfolio, Transamerica Asset Allocation – Moderate Growth Portfolio, Transamerica Asset Allocation – Moderate Portfolio, Transamerica Asset Allocation Intermediate Horizon, Transamerica Asset Allocation Long Horizon, Transamerica Asset Allocation Short Horizon, Transamerica Balanced II, Transamerica Bond, Transamerica Capital Growth, Transamerica Core Bond, Transamerica Emerging Markets Debt, Transamerica Emerging Markets Equity, Transamerica Energy Infrastructure, Transamerica Floating Rate, Transamerica Government Money Market, Transamerica High Yield Bond, Transamerica High Yield Muni, Transamerica Inflation Opportunities, Transamerica Intermediate Muni, Transamerica International Equity, Transamerica International Focus, Transamerica International Small Cap Value, Transamerica International Stock, Transamerica Large Cap Value, Transamerica Large Core ESG, Transamerica Large Growth, Transamerica Large Value Opportunities, Transamerica Long Credit, Transamerica Mid Cap Growth, Transamerica Mid Cap Value Opportunities, Transamerica Multi-Asset Income, Transamerica Multi-Managed Balanced, Transamerica Short-Term Bond, Transamerica Small Cap Growth, Transamerica Small Cap Value, Transamerica Small/Mid Cap Value, Transamerica Strategic Income, Transamerica Sustainable Equity Income, Transamerica UltraShort Bond and Transamerica US Growth (the “Funds”) (forty- one of the series constituting Transamerica Funds) included in the Annual Report to Shareholders (Form N-CSR) for the periods ended October 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 27, 2026